Exhibit 99.3

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On June 27, 2023 (the “Signing Date”), China Health Industries Holdings, Inc. (the “Company” or “China Health”), a corporation incorporated under the laws of the State of Delaware, through its wholly-owned subsidiary, Harbin Humankind Biology Technology Co., Limited (“Humankind”), entered into certain equity transfer agreements (collectively, the “Agreements”) with Mr. Xin Sun and Mr. Kai Sun (collectively, the “Sellers”). Pursuant to the Agreements, the Humankind agrees to purchase from the Sellers and the Sellers agreed to transfer to Humankind 99% and 1% of the equity interests (the “Acquisition”) of Heilongjiang HempCan Pharmaceuticals Co., Ltd. (“HempCan”), for a consideration of RMB292,050,000 (approximately $40,507,365) and RMB2,950,000 (approximately $409,165) respectively, totaling RMB295 million (approximately $40,916,530) (collectively, the “Purchase Prices”). On December 1, 2023, the Company closed the Acquisition. The transfer of the equity interests of HempCan from the Sellers to Humankind and the changes of business registration have been completed. Mr. Xin Sun is China Health’s Chairman, sole director and sole executive officer and Mr. Kai Sun is Mr. Xin Sun’s younger brother.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated pro forma effect of the Acquisition.

The unaudited pro forma condensed combined financial information presented has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the SEC’s final rule, Release No.33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No.33-10786 replaces the pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, together with the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2023 and for the three months ended September 30, 2023 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The pro forma adjustments and allocation of the Purchase Price are based on management’s current estimates of the fair value of the assets to be acquired and liabilities to be assumed, and are based on currently available information, including preliminary work performed by independent valuation specialists.

As of the date hereof, we have completed the detailed valuation analysis and calculations necessary to arrive at final estimates of the fair market value of the assets of HempCan acquired and the liabilities assumed and the related allocations of the Purchase Price.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes below.

The unaudited pro forma condensed combined financial information and accompanying notes are based on, and should be read in conjunction with, (i) the historical audited consolidated financial statements of the Company and accompanying notes for the year ended June 30, 2023, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023; and the historical unaudited consolidated financial statements of the Company and accompanying notes for the period ended September 30, 2023, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and (ii) the historical audited financial statements of HempCan and accompanying notes included for the year ended June 30, 2023, and the historical unaudited financial statements of HempCan and accompanying notes for the three months period ended September 30, 2023, each of which are filed as Exhibits 99.1 and 99.2, respectively, with the Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on currently available information and assumptions that we believe are reasonable under the circumstances. They purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the Acquisition been completed on the dates indicated, or on any other date, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position as a result of the Acquisition.

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

UNAUDITED PROFOMA CONDENSED COMBINE BALANCE SHEETS

AS OF SEPTEMBER 30, 2023

IN US DOLLARS

	China Health	HempCan	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS

Current assets
Cash and cash equivalents	$12,468	$4,542	$-		$17,010
Inventory	2,330	-	-		2,330
Prepayment and other current asset	6,172	9,968	-		16,140
Advances to suppliers	201,741	1,371	-		203,112
Prepaid investment funds	40,433,114	-	(40,433,114)	(a)	-
Total current assets	$40,655,825	$15,881	$(40,433,114)		$238,592

Property, plants and equipment, net	2,624,012	-	-		2,624,012
Intangible assets, net	951,467	-	-		951,467
Construction in progress	417,518	-	-		417,518
Total assets	$44,648,822	$15,881	$(40,433,114)		$4,231,589

LIABILITIES AND EQUITY

Current liabilities
Short-term bank loans	$-	$34,265	$-		$34,265
Accounts payable and accrued expenses	285,182	349	-		285,531
Other payables	101,433	6,853	-		108,286
Advances from customers	164,713	-	-		164,713
Related party debts	5,161,097	47,045	-		5,208,142
Wages payable	103,390	3,167	-		106,557
Taxes payable	145,030	-	-		145,030
Total current liabilities	$5,960,845	$91,679	$-		$6,052,524

Equity
Common stock, ($0.0001 par value per share, 300,000,000 shares authorized, 65,539,737 and 65,539,737 shares issued and outstanding as of September 30, 2023)	6,554	-	-		6,554
Additional paid-in capital	521,987	179,661	(179,661)	(a)	521,987
Accumulated other comprehensive income	(2,984,796)	(4,911)	-		(2,989,707)
Statutory reserves	38,679	-	-		38,679
Merger reserve	-	-	(40,253,453)	(a)	(40,253,453)
Retained earnings	41,105,553	(250,548)	-		40,855,005
Total stockholders’ equity	$38,687,977	$(75,798)	$(40,433,114)		$(1,820,935)

Total liabilities and equity	$44,648,822	$15,881	$(40,433,114)		$4,231,589

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023

IN US DOLLARS

	China Health	HempCan	Pro Forma Adjustments	Note	Pro Forma Combined

REVENUE	$38,300	$-	$-		$38,300

COST OF REVENUE	38,300	-	-		38,300

GROSS PROFIT	-	-	-		-

OPERATING EXPENSES
Selling, general and administrative expenses	89,443	17,044	-		106,487
Depreciation and amortization expenses	94,514	-	-		94,514
Total operating expenses	183,957	17,044	-		201,001

LOSS FROM OPERATIONS	(183,957)	(17,044)	-		(201,001)

OTHER INCOME/(EXPENSES)
Interest income	1,804	2	-		1,806
Interest expenses	(1)	-	-		(1)
Bank charges	(200)	(349)	-		(549)
Total other income, net	1,603	(347)	-		1,256

LOSS BEFORE INCOME TAXES	(182,354)	(17,391)	-		(199,745)

Provision for income taxes	-	-	-		-

NET LOSS	(182,354)	(17,391)	-		(199,745)

Foreign currency translation adjustment	(239,238)	483	-		(238,755)

COMPREHENSIVE LOSS	$(421,592)	$(16,908)	$-		$(438,500)

Net loss per share:

Basic & diluted earnings per share	$(0.0028)	$-	$-		$(0.0030)

Weighted average shares outstanding:
Basic & diluted weighted average shares outstanding	65,539,737	-	-		65,539,737

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2023

IN US DOLLARS

	China Health	HempCan	Pro Forma Adjustments	Note	Pro Forma Combined

REVENUE	$111,579	$73,361	$-		$184,940

COST OF REVENUE	111,359	68,325	-		179,684

GROSS PROFIT	220	5,036	-		5,256

OPERATING EXPENSES
Selling, general and administrative expenses	1,285,313	98,930	-		1,384,243
Depreciation and amortization expenses	557,508	-	-		557,508
Total operating expenses	1,842,821	98,930	-		1,941,751

LOSS FROM OPERATIONS	(1,842,601)	(93,894)	-		(1,936,495)

OTHER INCOME/(EXPENSES)
Interest income	113,615	172	-		113,787
Interest expenses	1,320,791	-	-		1,320,791
Bank charges	(577)	(268)	-		(845)
Total other income, net	1,433,829	(96)	-		1,433,733

LOSS BEFORE INCOME TAXES	(408,772)	(93,990)	-		(502,762)

Provision for income taxes	-	-	-		-

NET LOSS	(408,772)	(93,990)	-		(502,762)

Foreign currency translation adjustment	(3,284,378)	1,278	-		(3,281,100)

COMPREHENSIVE LOSS	$(3,693,150)	$(92,712)	$-		$(3,785,862)
Net loss per share:

Basic & diluted earnings per share	$(0.0062)	$-	$-		$(0.0077)

Weighted average shares outstanding:
Basic & diluted weighted average shares outstanding	65,539,737	-	-		65,539,737

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company. The unaudited pro forma condensed combined financial statements are prepared as a business combination using the purchase accounting method.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, together with the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2023 and for the three months ended September 30, 2023 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

Note 2. Accounting Policies

The unaudited pro forma condensed combined financial statements have been prepared using the same accounting policies as those adopted by the HempCan in the preparation of the consolidated financial statements of the Company for the year ended June 30, 2023 and for the three months ended September 30, 2023 (the “Relevant Periods”). The combined financial statements have been prepared in accordance with the United States of America (“US GAAP”).

Note 3. Preliminary Purchase Consideration and Purchase Price Allocation

We have engaged a third-party valuation company to assist us with valuation of the HempCan’s assets and liabilities. The detailed valuation necessary to estimate the fair value of the assets acquired and liabilities assumed accordingly, according to the investigation by the assessors, it is believed that the unit market situation, industry conditions, customer network, business development strategy, and other data of HempCan are clear. The value of this aspect is difficult to manifest in the asset-based approach and market approach. Therefore, in conjunction with the purpose of this assessment and the characteristics of the assessed entity, the total equity value of the evaluated unit company’s shareholders included in the assessment scope is assessed using the income approach, accordingly, the assessed value of the total equity of shareholders of HempCan is RMB320,007,500 (approximately $44,172,476).

Through amiable negotiation, the Purchase Price, as provided in the Agreements, provides for the Sellers RMB295 million (approximately $40,916,530) in cash consideration.

Cash- Xin Sun	$40,507,365
Cash-Kai Sun	409,165
Total consideration	$40,916,530

The table below represents the discounted statement of overall income of HempCan based on valuation report:

Discounted Statement of Overall Income

$’000

Description/Year	2023 June-December	2024	2025	2026	2027	2028 to permanent

Future Income	$1,226	$2,819	$3,383	$4,228	$5,497	$5,490
Time Period in Sequence	0.08	1.08	2.08	3.08	4.08
Discount Rate	10.24%	10.24%	10.24%	10.24%	10.24%	10.24%
Discount Factor	0.9922	0.9901	0.8165	0.7406	0.6718	5.6187
Present Value	$1,216	2,537	2,762	3,132	3,693	30,886
Sub-total	$44,226

Future Income

HempCan is primarily involved in six aspects: the production and sale of anti-cancer drugs, technology and processes, medical devices, functional foods, patents, and health and wellness business. These areas constitute the sales income of the company. Taking into account the above analysis, the future annual business scale is forecasted to determine HempCan’s annual operating income for each upcoming year.

HempCan’s operating costs refer to the actual expenses incurred in conducting its primary business activities. These costs primarily include various departmental expenses such as office expenses, depreciation expenses, utilities, personnel wages, employee benefits, travel expenses, transportation costs, communication expenses, and other costs directly associated with the primary business operations.

Time Period in Sequence

During the evaluation, based on a comprehensive analysis of the HempCan’s income cost structure, capital structure, capital expenditures, investment returns, and risk level, and considering macroeconomic policies, industry cycles, and other factors influencing the company’s entry into a stable period, a reasonable forecast period is determined. The assumed income period is considered to be indefinite. The forecast period is divided into two stages: the first stage is from June 1, 2023, to December 31, 2027; the second stage is from January 1, 2028, onward indefinitely. It is assumed that the expected income beyond 2027 will remain stable at the 2027 income level.

Discount Rate

In this evaluation, the weighted average cost of capital (WACC) is used as the discount rate.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Acquisition and has been prepared for informational purposes only and are not intended to indicate the results of future operations or the financial position of either company.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The following items are presented as reclassifications in the unaudited pro forma condensed combined financial statements:

Adjustment includes prepayment for business acquisition of HempCan made in advance as the consideration of US$40,916,530 and the elimination of the historical additional paid-in capital, accumulated other comprehensive loss and retained earnings.